MEDICAL RESOURCES, INC.

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 30, 1996

     The undersigned hereby appoints Robert J. Adamson and William D. Farrell proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Medical Resources, Inc., a Delaware corporation ("MRI" or the "Company"), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Friday, August 30, 1996 at 10:00 a.m., New York City Time, at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3. THE VOTE WITH RESPECT TO ITEM 2 WILL ONLY BE GIVEN EFFECT IF ITEM 1 IS APPROVED AND THE MERGER IS CONSUMMATED.

     The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus dated August 1, 1996.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                         (To be signed on Reverse Side)

                                                                    SEE REVERSE
                                                                        SIDE

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[X]   Please mark your
      votes as in this
          example.

                                                        FOR    AGAINST   ABSTAIN
1. Proposal to approve an Agreement and Plan of         [ ]      [ ]       [ ]
   Merger dated May 20, 1996, providing for the merger (the "Merger") of NMR of America, Inc.
   into a wholly-owned subsidiary of MRI.

2. Proposal to approve an amendment to MRI's            [ ]      [ ]       [ ]
   Certificate of Incorporation which will increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000.

3. In their discretion, the above-named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

SIGNATURE(S) _______________________________________ DATED:______________, 1996

                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

(NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)